UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to Rule 14a-12

POINT BLANK SOLUTIONS, INC.

(Name of Registrant as Specified in its Charter)

N/A

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On August 15, 2008, Point Blank Solutions, Inc. issued the following press release:

NEWS FROM POINT BLANK SOLUTIONS, INC. 2102 SW 2 nd Street • Pompano Beach, FL 33069 Tel: 954-630-0900 • www.pointblanksolutionsinc.com

Company Contact:	Media Relations/Investor Relations
Glenn Wiener
212-786-6013 / ir@pbsinc.com

PROXY Governance Inc. Recommends Point Blank Solutions Directors

• Third Independent Advisory Firm Supports Unanimous Election of Current Directors

Pompano Beach, Florida, August 15, 2008 – Point Blank Solutions, Inc. (“PBSI”, OTC Pink Sheets: PBSO.PK), a leader in the field of protective body armor, announced today that independent proxy advisory firm PROXY Governance, Inc. has issued a recommendation that Point Blank stockholders vote “FOR” all of the Company’s slate of director nominees at the upcoming Annual Meeting of Shareholders. The Meeting will be held at the Fort Lauderdale Marriott North, 6650 North Andrews Avenue, Fort Lauderdale, Florida, 33309 at 11:00 a.m. local time on August 19, 2008.

As previously announced, RiskMetrics (ISS) and Glass Lewis, two leading shareholder advisory firms, published their respective recommendations that the Company’s incumbent directors be elected at the 2008 Annual Meeting. Point Blank Solutions continues to urge all shareholders to vote their BLUE proxy cards in favor of the current Board of Directors. The Board of Directors urges our stockholders to DISCARD any gold or other proxy cards received from Steel Partners. If you have voted on a gold proxy card but wish to support your Company’s nominees, please vote your BLUE proxy card. A “withhold” vote on the gold proxy card is not a vote for your current Board of Directors, and the Company encourages you to submit the BLUE proxy card. Only your latest dated proxy will determine how your shares are to be voted at the meeting.

Senator William Campbell, Chairman of the Board of Directors stated, “This is now the third independent proxy advisory firm that has publicly endorsed the Point Blank slate of directors this week. The message is quite clear – this Board is the right choice and continues to represent the interests of all shareholders.”

In their report, PROXY Governance, Inc. states:

•	… this vote comes down to a referendum on the integrity and credibility of the current board.

•	Based on its performance in both ending the Brooks era and resuscitating the company over the past two years, integrity and credibility are likely to be this board’s long suits.

•

… looking back to the period of the initial Steel partners buyout offer – it also seems clear that having audited and restated financials, full-year results for what was becoming the company’s first profitable year in five years, unencumbered credit and negotiated settlements to the numerous legal and regulatory actions against the company, would have given the board a much stronger bargaining position with any potential buyer.

•	In having taken the company this far, we believe the board and its management team have earned the right to finish the job.

•

Given the current board’s demonstrated commitment to shareholders in ending the abuses of the former board and management team, recruiting a new executive team and resuscitating the company – as well as its demonstrated commitment to pursuing a robust review of strategic alternatives, in response to interviews with numerous larger shareholders, and the potential for conflict of interest in electing dissident directors affiliated with an interested potential buyer to complete the sale process – PROXY Governance believes shareholder interests would be best served by retaining the incumbent board.

For those Point Blank Solutions shareholders who have either not received or misplaced their “BLUE” proxy card from the Company in regard to the election of the incumbent Board of Directors, please call your advisor at the brokerage firm where your account is held and provide them with instructions on how you wish to vote your shares. If you are unable to reach your broker, you can also contact the Company’s proxy solicitor, Georgeson Inc., at (877) 868-4958 and a representative will assist you with the voting process. The Board of Directors of Point Blank Solutions thanks you for your continued support.

Proxy Governance, Inc., a wholly-owned subsidiary of FOLIOfn, Inc., is a unique and independent new proxy advisory and voting company that fills a critical need in today’s marketplace – the need for objective advice that supports the goal of building long-term shareholder value.

ABOUT POINT BLANK SOLUTIONS, INC.

Point Blank Solutions, Inc. is a leader in the design and production of technologically advanced body armor systems for the U.S. Military, Government and law enforcement agencies, as well as select international markets. The Company is also recognized as the largest producer of soft body armor in the U.S. With state-of-the-art manufacturing and laboratory testing facilities, strategic technology and marketing alliances, and an ongoing commitment to drive innovation, Point Blank Solutions believes that it can deliver the most advanced body armor solutions, quicker and better than anyone in the industry.

The Company maintains facilities in Deerfield Beach, FL, Oakland Park, FL, Pompano Beach, FL, Jacksboro, TN and Washington, DC. To learn more about Point Blank Solutions, Inc. visit our website at www.PointBlankSolutionsInc.com.

SAFE HARBOR STATEMENT

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THE STATEMENTS WHICH ARE NOT HISTORICAL FACTS CONTAINED IN THIS PRESS RELEASE ARE FORWARD-LOOKING STATEMENTS, WHICH ARE BASED LARGELY ON THE COMPANY’S EXPECTATIONS AND ARE SUBJECT TO VARIOUS BUSINESS RISKS AND UNCERTAINTIES, CERTAIN OF WHICH ARE BEYOND THE COMPANY’S CONTROL. WORDS SUCH AS “EXPECTS,” “ANTICIPATES,” “TARGETS,” “GOALS,” “PROJECTS,” “INTENDS,” “PLANS,” “BELIEVES,” “SEEKS,” “ESTIMATES,” VARIATIONS OF SUCH WORDS, AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. THESE FORWARD-LOOKING STATEMENTS ARE ONLY PREDICTIONS THAT SPEAK AS OF THE DATE HEREOF AND ARE SUBJECT TO RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT ARE DIFFICULT TO PREDICT. THEREFORE, ACTUAL RESULTS MAY DIFFER MATERIALLY AND ADVERSELY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT MIGHT CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, (1) CHANGES IN THE COMPANY’S INTERNAL CONTROL STRUCTURE OVER FINANCIAL REPORTING, (2) UNCERTAINTY OF FUTURE FINANCIAL RESULTS, (3) ADDITIONAL FINANCING REQUIREMENTS, (4) DEVELOPMENT OF NEW PRODUCTS, (5) GOVERNMENT APPROVAL AND CONTRACTING PROCESSES, (6) THE IMPACT OF COMPETITIVE PRODUCTS OR PRICING, (7) TECHNOLOGICAL CHANGES, (8) THE EFFECT OF POLITICAL AND ECONOMIC CONDITIONS, (9) THE OUTCOME AND IMPACT OF LITIGATION TO WHICH THE COMPANY IS A PARTY AND THE SECURITIES AND EXCHANGE COMMISSION AND OTHER INVESTIGATIONS REGARDING THE COMPANY, (10) TURNOVER IN THE COMPANY’S SENIOR MANAGEMENT AND (11) OTHER UNCERTAINTIES DETAILED IN THE COMPANY’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING, WITHOUT LIMITATION, THOSE UNCERTAINTIES AND RISKS DISCUSSED IN DETAIL IN “RISK FACTORS,” IN THE COMPANY’S PERIODIC REPORTS ON FORMS 10-K AND 10-Q. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE OR UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN THE EXPECTATIONS OF OUR MANAGEMENT WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS, OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

In connection with the solicitation of proxies, Point Blank Solutions, Inc. has filed with the U.S. Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement and additional proxy materials. The proxy statement contains important information about Point Blank Solutions and the Company’s 2008 Annual Meeting. Point Blank’s stockholders are urged to read the proxy statement carefully.

The proxy statement and other documents relating to the 2008 Annual Meeting can be obtained free of charge from the SEC’s website at http://www.sec.gov. These documents can also be obtained free of charge from the Company at the Company’s website at www.pointblanksolutionsinc.com under the “Investor Relations” tab, upon written request to Corporate Secretary, Point Blank Solutions, Inc, 2102 S.W. 2nd St., Pompano Beach, Florida 33069, or by calling the Investor Relations department at (212) 786-6013.

The Company and its directors and executive officers are deemed to be participants in the solicitation of proxies in connection with the 2008 Annual Meeting. Information regarding the interests of the directors and executive officers of the Company in the solicitation may be found in the definitive proxy statement filed by the Company with the SEC on March 24, 2008, and in additional proxy materials filed with the SEC, available free of charge from the SEC and the Company, as indicated above. Information about the directors and executive officers of the Company may be found in its Form 10-K for the fiscal year ended December 31, 2007, filed with the SEC on March 17, 2008.

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